Exhibit 99.1
Backblaze Announces Strong Second Quarter 2025 Financial Results

29% Revenue Growth in B2 Cloud Storage, 16% Revenue Growth Overall in Q2 2025

San Mateo, CA (August 7, 2025)—Backblaze, Inc. (Nasdaq: BLZE), the cloud storage innovator delivering a modern alternative to traditional cloud providers, today announced results for its second quarter ended June 30, 2025.

“We’re pleased with our continued strong quarterly performance, with B2 revenue growth accelerating from 23% to 29% sequentially and solidifying our journey to be Adjusted Free Cash Flow positive in Q4,” said Gleb Budman, CEO of Backblaze. “We drove innovation with a suite of new cyber security data offerings announced in Q2 and Q3, including AI-powered ‘Anomaly Alerts,’ functionality designed to help customers detect potential suspicious activity. We also signed our first six-figure B2 Overdrive customer in early Q3, just two months after product launch, demonstrating the clear value our solutions bring to AI workloads. Through product innovation, go-to-market transformation, and the power of AI, we are expanding our role as the leading independent cloud storage provider shaping the AI-driven future."

Second Quarter 2025 Financial Highlights:

•Revenue of $36.3 million, an increase of 16% year-over-year (YoY).
•B2 Cloud Storage revenue was $19.8 million, an increase of 29% YoY.
•Computer Backup revenue was $16.5 million, an increase of 4% YoY.
•Gross profit of $23.0 million, or 63% of revenue, compared to $17.2 million, or 55% of revenue, in Q2 2024.
•Adjusted gross profit of $28.8 million, or 79% of revenue, compared to $24.5 million or 78% of revenue in Q2 2024.
•Net loss was $7.1 million compared to a net loss of $10.3 million in Q2 2024.
•Net loss per share was $0.13 compared to a net loss per share of $0.25 in Q2 2024.
•Adjusted EBITDA was $6.6 million, or 18% of revenue, compared to $2.7 million or 9% of revenue in Q2 2024.
•Non-GAAP net income of $0.8 million compared to non-GAAP net loss of $4.8 million in Q2 2024.
•Non-GAAP net income per share of $0.01 compared to a non-GAAP net loss per share of $0.11 in Q2 2024.
•Cash flow from operations during the six months ended June 30, 2025 was $8.5 million, compared to $5.6 million during the six months ended June 30, 2024.
•Adjusted free cash flow during the six months ended June 30, 2025 was $(6.0) million, compared to $(11.6) million in the six months ended June 30, 2024.
•Cash and marketable securities totaled $50.5 million as of June 30, 2025.

Second Quarter 2025 Operational Highlights:

•Annual recurring revenue (ARR) was $145.9 million, an increase of 16% YoY.
◦B2 Cloud Storage ARR was $80.7 million, an increase of 29% YoY.
◦Computer Backup ARR was $65.2 million, an increase of 3% YoY.
•Net revenue retention rate (NRR) was 109% compared to 114% in Q2 2024.
◦B2 Cloud Storage NRR was 112% compared to 126% in Q2 2024.
◦Computer Backup NRR was 106% compared to 105% in Q2 2024.
•Gross customer retention rate was 90% in both Q2 2025 and 2024.
◦B2 Cloud Storage gross customer retention rate was 89% in both Q2 2025 and 2024.
◦Computer Backup gross customer retention rate was 90% in both Q2 2025 and 2024.

Recent Business Highlights:

•Scaled an AI Customer to Over Several Million Dollars in ARR in Q2: Demonstrates the B2 platform’s inherent scalability and performance to accommodate customer’s rapid growth.
•Signed First B2 Overdrive Customer in Early Q3: This highlights the strong product-market fit of B2 Overdrive with AI use cases.
•Up-Market Momentum: Customers contributing over $50,000 in ARR grew 53% year over year in Q2.
•Launched a Suite of Enterprise Cyber Security Features in Q2 and Q3: Customers can further safeguard their data with Anomaly Alerts, Enterprise Web Console with role-based access control, and Bucket Access Logs.
•Backblaze B2 Up to 3.2x More Cost-Effective: Commissioned independent analyst firm, Enterprise Strategy Group, found B2 to be dramatically more cost-efficient and easy-to-use compared to alternatives.
•Authorized Cash-Neutral Stock Repurchase Program: Up to $10 million authorized, to be funded by cash proceeds from employee options exercised and purchases under our employee stock purchase plan.
•Secured New $20M Credit Facility: Enhancing financial flexibility and strategic capital access.

Financial Outlook:

Based on information available as of the date of this press release,

For the third quarter of 2025 we expect:
•Revenue between $36.7 million to $37.1 million.
•Adjusted EBITDA margin between 17% to 19%.
•Basic weighted average shares outstanding of 56.9 million to 57.0 million shares.

For full-year 2025 we expect:
•Revenue between $145.0 million to $147.0 million, which was raised from $144.0 million to $146.0 million previously.
•Adjusted EBITDA margin range of 17%-19%.
•For YoY growth in our B2 business, refer to table below:

	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Outlook	21-23%	23 - 25%	28-30% (25-28% prev)	30%+
Actuals	23%	29%

Conference Call Information:

Backblaze will host a conference call today, August 7, 2025, at 5:00 a.m. PT (8:00 a.m. ET) to review its financial results.

Attend the webcast here: https://events.q4inc.com/attendee/666498838

Register to listen by phone here: https://registrations.events/direct/Q4I9661615

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze is the cloud storage innovator delivering a modern alternative to traditional cloud providers. We offer high-performance, secure cloud object storage that customers use to develop applications, manage media, secure backups, build AI workflows, protect from ransomware, and more. Backblaze helps businesses break free from the walled gardens that traditional providers lock customers into, enabling customers to use their data in open cloud workflows with the providers they prefer at a fraction of the cost. Headquartered in San Mateo, CA, Backblaze (Nasdaq: BLZE) was founded in 2007 and serves over 500,000 customers in 175 countries around the world. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook.”

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: the impact of our go-to-market transformation and ability to attract and retain customers, including increasingly larger customers; the continued growth of data stored by our customers; continued growth of AI related business; realizing the anticipated benefits relating to cost savings initiatives and the re-investment of savings in additional sales capacity; market competition, including competitors that may have greater size, offerings and resources; effectively managing growth and scaling of our platform; ability to offer new features and other offerings on a timely basis, including new enterprise cyber security features, B2 Overdrive offering and geographic expansion in Canada or other jurisdictions, and achieve desired market adoption; disruption in our service or loss of availability of customers’ data; cyberattacks; continued growth consistent with historical levels; the impact of pricing and other product offering changes; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; hiring and retention of key employees; the impact of changes to global trade and tariff policies, on us or our vendors, partners and customers; war or hostilities, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; third party attempts to generate negative news regarding the Company, regardless of accuracy; availability of additional capital; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we provide investors with non-GAAP financial measures including (i) adjusted gross profit (and margin), (ii) adjusted EBITDA and adjusted EBITDA margin, (iii) non-GAAP net income (loss) and non-GAAP net income (loss) per share, and (iv) adjusted free cash flow and adjusted free cash flow margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of our performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit and Margin

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross profit as gross profit, excluding stock-based compensation expense, depreciation and amortization and restructuring charges within cost of revenue. We define adjusted gross margin as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, and restructuring charges because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross profit (and margin) provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring charges, legal settlement costs, and other non-recurring charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. We use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA Margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation, realized and unrealized gains and losses on foreign currency transactions, restructuring charges, legal settlement costs, and other items we deem non-recurring. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) divided by basic and diluted weighted average common shares outstanding. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

We believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful metrics for assessing liquidity that provide information to management and investors about the cash generated from our core operations that can be reinvested in the business. However, these measures should not replace cash flows from operations as a liquidity benchmark. One limitation of these metrics is that they do not reflect our future contractual commitments, nor do they capture the overall changes in our cash balance during a specific period. Nonetheless, we believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are key metrics providing insight into our financial trajectory that helps us make informed decisions as we work towards sustainable positive cash flow.

We define adjusted free cash flow as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, principal payments on finance leases and lease financing obligations, as reflected in our consolidated statements of cash flows, and excluding payments on restructuring charges, payments on legal settlement costs, and payments on other non-recurring charges. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by revenue.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

To calculate the NRR for a specific quarter, we determine the revenue recognized in that quarter from customers who generated revenue during the same quarter of the previous year. This revenue is then divided by the revenue generated in the prior year quarter. Our overall NRR rate is calculated as the average of these quarterly rates over the past four quarters to provide a comprehensive view of revenue trends.

Gross Customer Retention Rate
We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we provide a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of our quarterly gross customer retention rates. We calculate the quarterly gross customer retention rates by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Investors Contact
Mimi Kong
Sr. Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Yev Pusin
Sr. Director, Marketing
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,187	$45,776
Marketable securities	18,354	9,139
Accounts receivable, net	3,240	1,831
Prepaid expenses	3,258	3,458
Other current assets	7,414	5,544
Total current assets	64,453	65,748
Property and equipment, net	49,938	42,949
Operating lease right-of-use assets, net	25,873	15,873
Capitalized internal-use software, net	42,183	41,801
Other assets	3,598	2,187
Total assets	$186,045	$168,558
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$9,164	$9,043
Finance lease liabilities and lease financing obligations, current	15,250	16,327
Operating lease liabilities, current	4,970	4,026
Deferred revenue, current	30,530	30,407
Total current liabilities	59,914	59,803
Finance lease liabilities and lease financing obligations, non-current	19,180	13,142
Operating lease liabilities, non-current	22,197	12,844
Deferred revenue, non-current and other liabilities, non-current	5,112	5,147
Total liabilities	106,403	90,936
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of both June 30, 2025 and December 31, 2024; 56,462,752 and 53,375,770 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	6	5
Additional paid-in capital	292,042	273,602
Accumulated deficit	(212,406)	(195,985)
Total stockholders’ equity	79,642	77,622
Total liabilities and stockholders’ equity	$186,045	$168,558

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(unaudited)
Revenue	$36,298	$31,285	$70,911	$61,253
Cost of revenue	13,257	14,056	28,614	28,213
Gross profit	23,041	17,229	42,297	33,040
Operating expenses:
Research and development	11,878	9,589	23,733	19,335
Sales and marketing	10,172	10,991	19,435	21,013
General and administrative	7,708	6,458	14,766	13,011
Total operating expenses	29,758	27,038	57,934	53,359
Loss from operations	(6,717)	(9,809)	(15,637)	(20,319)
Investment income	500	362	1,033	746
Interest expense	(880)	(901)	(1,733)	(1,822)
Loss before provision for income taxes	(7,097)	(10,348)	(16,337)	(21,395)
Income tax provision	—	—	84	6
Net loss and comprehensive loss	$(7,097)	$(10,348)	$(16,421)	$(21,401)
Net loss per share, basic and diluted	$(0.13)	$(0.25)	$(0.30)	$(0.52)
Weighted average common shares outstanding, basic and diluted	55,627,214	42,151,850	54,835,639	41,188,544

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2025	2024
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,421)	$(21,401)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncash lease expense on operating leases	1,964	1,018
Depreciation and amortization	13,238	13,937
Impairment loss on right-of-use assets	59	—
Stock-based compensation	14,663	11,057
Gain on disposal of assets	(248)	(6)
Other	407	31
Changes in operating assets and liabilities:
Accounts receivable	(1,409)	(1,014)
Prepaid expenses	354	87
Other current assets	(1,722)	(146)
Other assets	(827)	(104)
Accounts payable, accrued expenses and other current liabilities	441	(1,019)
Deferred revenue and other liabilities, non-current	88	3,994
Operating lease liabilities	(2,099)	(791)
Net cash provided by operating activities	8,488	5,643
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(28,132)	(24,127)
Maturities of marketable securities	18,884	26,523
Proceeds from disposal of property and equipment	30	184
Purchases of property and equipment	(1,287)	(694)
Capitalized internal-use software costs	(4,184)	(6,828)
Net cash used in investing activities	(14,689)	(4,942)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(9,277)	(9,711)
Payment of offering costs	(20)	—
Proceeds from debt facility	—	554
Payment of debt issuance costs	(554)	—
Principal payments on insurance premium financing	—	(590)
Proceeds from exercises of stock options	1,894	5,012
Taxes paid for net share settlement of equity awards	(819)	—
Proceeds from ESPP	1,388	1,359
Net cash used in financing activities	(7,388)	(3,376)
Net decrease in cash and cash equivalents and restricted cash	(13,589)	(2,675)
Cash and cash equivalents and restricted cash, at beginning of period	45,776	16,630
Cash and cash equivalents and restricted cash, at end of period	$32,187	$13,955
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash and cash equivalents	$32,187	$9,273
Restricted cash, non-current	—	4,682
Total cash and cash equivalents and restricted cash	$32,187	$13,955

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands, except percentages)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(dollars in thousands)
Gross profit	$23,041	$17,229	$42,297	$33,040
Adjustments:
Stock-based compensation	432	354	852	740
Depreciation and amortization	5,384	6,879	13,028	13,653
Restructuring charges	(13)	—	(13)	—
Adjusted gross profit	$28,844	$24,462	$56,164	$47,433
Gross margin	63%	55%	60%	54%
Adjusted gross margin	79%	78%	79%	77%

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net loss and comprehensive loss	$(7,097)	$(10,348)	$(16,421)	$(21,401)
Adjustments:
Depreciation and amortization	5,474	7,025	13,238	13,937
Stock-based compensation	7,304	5,528	14,663	11,057
Interest expense and investment income, net	380	539	700	1,076
Income tax provision	—	—	84	6
Foreign exchange loss (gain)(1)	477	(1)	626	(19)
Litigation settlement costs	138	—	138	—
Restructuring charges	(66)	—	(66)	—
Adjusted EBITDA	$6,610	$2,743	$12,962	$4,656
Adjusted EBITDA margin	18%	9%	18%	8%

(1) The Company began including foreign exchange loss (gain) in its reconciliation of net loss to Adjusted EBITDA beginning in the third quarter of 2024. Adjusted EBITDA and Adjusted EBITDA margin for the prior period presented have been updated to conform with current presentation.

Adjusted Gross Margin, Adjusted Operating Expenses & Adjusted EBITDA reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(dollars in thousands)
Revenue	$36,298	$31,285	$70,911	$61,253

Adjustments:

Adjusted cost of revenue:
Cost of revenue	13,257	14,056	28,614	28,213
Less: Depreciation and amortization	(5,384)	(6,879)	(13,028)	(13,653)
Less: Stock-based compensation	(432)	(354)	(852)	(740)
Less: Restructuring charges	13	—	13	—
Adjusted cost of revenue	7,454	6,823	14,747	13,820
Adjusted gross margin	79%	78%	79%	77%

Adjusted Operating Expenses:
Research and development	11,878	9,589	23,733	19,335
Less: Depreciation and amortization	(41)	(67)	(99)	(131)
Less: Stock-based compensation	(3,272)	(2,250)	(6,739)	(4,358)
Less: Restructuring charges	34	—	34	—
Adjusted research and development	8,599	7,272	16,929	14,846

Sales and marketing	10,172	10,991	19,435	21,013
Less: Depreciation and amortization	(30)	(50)	(70)	(97)
Less: Stock-based compensation	(1,881)	(1,762)	(3,678)	(3,584)
Less: Restructuring charges	64	—	64	—
Adjusted sales and marketing	8,325	9,179	15,751	17,332

General and administrative	7,708	6,458	14,766	13,011
Less: Depreciation and amortization	(19)	(29)	(41)	(56)
Less: Stock-based compensation	(1,719)	(1,162)	(3,394)	(2,375)
Less: Foreign exchange (loss) gain	(477)	1	(626)	19
Less: Restructuring charges	(45)	—	(45)	—
Less: Litigation settlement costs	(138)	—	(138)	—
Adjusted general and administrative	5,310	5,268	10,522	10,599

Total Adjusted Operating Expenses(1)	$22,234	$21,719	$43,202	$42,777

Adjusted EBITDA	$6,610	$2,743	$12,962	$4,656

(1) Adjusted cost of revenue and operating expenses is a non-GAAP financial measure that we define as each respective GAAP expense category excluding stock-based compensation expense, depreciation and amortization, and other non-recurring charges. This measure provides management with greater transparency into the underlying trends in our business by facilitating period-to-period comparisons of our ongoing cost structure, excluding the impact of certain non-cash or non-recurring items that may not be indicative of our operating performance. These measures are intended to assist in forecasting and budgeting by providing greater visibility into our normalized expense base.

Non-GAAP Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except share and per share data)
Net loss and comprehensive loss	$(7,097)	$(10,348)	$(16,421)	$(21,401)
Adjustments:
Stock-based compensation	7,304	5,528	14,663	11,057
Foreign exchange loss (gain)(1)	477	(1)	626	(19)
Non-recurring professional services	138	—	138	—
Restructuring charges	(66)	—	(66)	—
Non-GAAP net income (loss)	$756	$(4,821)	$(1,060)	$(10,363)
Non-GAAP net income (loss) per share, basic and diluted	$0.01	$(0.11)	$(0.02)	$(0.25)
Weighted average common shares outstanding, basic and diluted	55,627,214	42,151,850	54,835,639	41,188,544

(1) The Company began including foreign exchange loss (gain) in its calculation of Non-GAAP Net Loss beginning in the third quarter of 2024. Non-GAAP Net Loss for the prior period presented has been updated to conform with current presentation.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Six Months Ended June 30,
	2025	2024
	(dollars in thousands)
Net cash provided by operating activities	$8,488	$5,643
Capital expenditures(1)	(5,471)	(7,522)
Principal payments on finance leases and lease financing obligations	(9,277)	(9,711)
Litigation settlement costs	12	—
Payment of restructuring charges	230	—
Adjusted Free Cash Flow	$(6,018)	$(11,590)
Adjusted Free Cash Flow Margin	(8)%	(19)%

(1) Capital expenditures are defined as cash used for purchases of property and equipment and capitalized internal-use software costs.

Stock-based Compensation

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Cost of revenue	$432	$354	$852	$740
Research and development	3,272	2,250	6,739	4,358
Sales and marketing	1,881	1,762	3,678	3,584
General and administrative	1,719	1,162	3,394	2,375
Total stock-based compensation expense	$7,304	$5,528	$14,663	$11,057